Exhibit 1.1

FISERV FUNDING UNLIMITED COMPANY

€750,000,000 2.875% SENIOR NOTES DUE 2028

€775,000,000 3.500% SENIOR NOTES DUE 2032

€650,000,000 4.000% SENIOR NOTES DUE 2036

FULLY AND UNCONDITIONALLY GUARANTEED BY FISERV, INC.

UNDERWRITING AGREEMENT

April 29, 2025

To the Underwriters named in Schedule A hereto

Ladies and Gentlemen:

1. Introductory. Fiserv Funding Unlimited Company, a private unlimited company with share capital organized under the laws of the Republic of Ireland (the “Company”), agrees with each of the several Underwriters named in Schedule A hereto (the “Underwriters”) to issue and sell to the Underwriters, on the terms and conditions set forth herein, €750,000,000 principal amount of its 2.875% Senior Notes due 2028 (the “2028 Notes”), €775,000,000 principal amount of its 3.500% Senior Notes due 2032 (the “2032 Notes”) and €650,000,000 principal amount of its 4.000% Senior Notes due 2036 (the “2036 Notes,” and, together with the 2028 Notes and the 2032 Notes, the “Notes”) to be issued under the base indenture, dated as of April 24, 2025 (the “Base Indenture”), as supplemented by the first supplemental indenture, to be dated as of May 7, 2025 (the “First Supplemental Indenture”), the second supplemental indenture, to be dated as of May 7, 2025 (the “Second Supplemental Indenture”) and the third supplemental indenture, to be dated as of May 7, 2025 (the “Third Supplemental Indenture,” and the Base Indenture as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, the “Indenture”), in each case by and amongst the Company, as issuer, Fiserv, Inc., a Wisconsin corporation, as guarantor (the “Guarantor”), and U.S. Bank Trust Company, National Association, as Trustee (the “Trustee”). The Notes will be fully and unconditionally guaranteed by the Guarantor (the “Guarantees,” and, together with the Notes, the “Offered Securities”). In connection with the issuance of the Offered Securities, the Company and the Guarantor will enter into a paying agency agreement (the “Paying Agency Agreement”), to be dated as of May 7, 2025, by and amongst the Company, the Guarantor, the Trustee, U.S. Bank Europe DAC, as paying agent (the “Paying Agent”) and U.S. Bank Trust Company, National Association as security registrar (the “Security Registrar”).

2. Representations and Warranties of the Company and the Guarantor. Each of the Company and the Guarantor jointly and severally represents and warrants to, and agrees with each of the Underwriters that, as of the date hereof:

(a) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company and the Guarantor have filed with the Commission a registration statement on Form S-3 (No. 333-277241), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Act, which registration statement became effective upon filing with the Commission. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement as of such time that, in any case, has not been superseded or modified. “Registration Statement” without reference to a particular time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” means information included in a prospectus or prospectus supplement then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus or prospectus supplement then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 4:40 P.M. (London time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Closing Time” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s or the Guarantor’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Rules and Regulations” means the rules and regulations of the Commission under the Act.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Trust Indenture Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange (“Exchange Rules”).

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement at such time. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

Unless otherwise specified, a reference to a “Rule” is to the indicated rule under the Act.

(b) Compliance with Securities Act Requirements.

(i) At each of (A) the time the Registration Statement initially became or was deemed to have become effective, (B) the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) the Effective Time and (D) the Closing Time, the Registration Statement conformed or will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and the Registration Statement did not, as of the Effective Time, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(ii) At each of (A) its date, (B) the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) the Closing Time, the Final Prospectus will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii) The preceding clauses (i) and (ii) do not apply to statements in or omissions from any such document based upon written information furnished to the Company or the Guarantor by or on behalf of any Underwriter through the Lead Managers specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(c) Automatic Shelf Registration Statement.

(i) Well-Known Seasoned Issuer Status. At each of (A) the time of initial filing of the Registration Statement, (B) the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) the time the Company, the Guarantor or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163, and (D) the Applicable Time, each of the Company and (except in the case of the foregoing subclause (A)) the Guarantor was a “well known seasoned issuer,” as defined in Rule 405, including not being an “ineligible issuer,” as defined in Rule 405 at such time.

(ii) Effectiveness of Automatic Shelf Registration Statement. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405.

(iii) Eligibility to Use Automatic Shelf Registration Form. Neither the Company nor the Guarantor has received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form.

(iv) Filing Fees. The Company and the Guarantor has paid or shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(d) Ineligible Issuer Status. At (i) the earliest time after the filing of the Registration Statement that the Company, the Guarantor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (ii) the date of this Agreement, neither the Company nor the Guarantor was or is an “ineligible issuer,” as defined in Rule 405.

(e) General Disclosure Package. At the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus issued at or prior to the Applicable Time, the preliminary prospectus supplement, dated April 29, 2025, the base prospectus, dated April 24, 2025 (which, collectively, is the most recent Statutory Prospectus distributed to investors generally), and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus based upon written information furnished to the Company and/or the Guarantor by or on behalf of any Underwriter through the Lead Managers specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company or the Guarantor notified or notifies the Lead Managers as described in Section 5(n) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. This paragraph (f) does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon written information furnished to the Company and/or the Guarantor by or on behalf of any Underwriter through the Lead Managers specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(g) Due Organization of the Company and the Guarantor.

(i) Except where the failure to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial condition, results of operations, business or properties of the Guarantor and its subsidiaries, taken as a whole (a “Material Adverse Effect”) or a material adverse effect on the ability of the Company and the Guarantor to consummate the transactions contemplated by this Agreement, the Indenture, the

Paying Agency Agreement and the Offered Securities (A) the Company has been duly organized and is validly existing as a private unlimited company with share capital under the laws of the Republic of Ireland, with all requisite corporate power and authority under such laws to own, lease and operate its properties, to conduct its business as now being conducted as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and to enter into and perform its obligations under this Agreement, the Indenture, the Paying Agency Agreement and the Offered Securities, and (B) the Guarantor has been duly organized and is validly existing as a corporation under the laws of the State of Wisconsin, with all requisite corporate power and authority under such laws to own, lease and operate its properties, to conduct its business as now being conducted as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and to enter into and perform its obligations under this Agreement, the Indenture, the Paying Agency Agreement and the Offered Securities.

(ii) Each of the Company and Guarantor is duly qualified or registered as a foreign corporation and is in good standing (or the equivalent thereof), where applicable, in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of properties or the conduct of business, except where the failure to so qualify or register, or be in good standing (or the equivalent thereof), would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(h) Guarantor Subsidiaries.

(i) Each “significant subsidiary” of the Guarantor (as such term is defined in Rule 1-02 of Regulation S-X under the Act) (each, a “Significant Subsidiary”) has been duly organized and is validly existing as a corporation, limited partnership, limited liability company or other entity, as the case may be, in good standing (or the equivalent thereof), where applicable, under the laws of its jurisdiction of organization, with all requisite power and authority to own, lease and operate its properties, and to conduct its business as now being conducted as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, except where the failure to have such power and authority, or be in good standing (or the equivalent thereof), would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(ii) each Significant Subsidiary is duly qualified or registered as a foreign corporation, limited partnership or limited liability company or other entity, as the case may be, to transact business and is in good standing (or the equivalent thereof), where applicable, in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of properties or the conduct of business, except where the failure to so qualify or register, or be in good standing (or the equivalent thereof), would not reasonably be expected to have a Material Adverse Effect.

(i) Indenture and Paying Agency Agreement.

(i) The Indenture has been duly authorized by the Company and the Guarantor and has been duly qualified under the Trust Indenture Act.

(ii) At the Closing Time, the Indenture will have been duly executed and delivered by the Company and the Guarantor.

(iii) Assuming due authorization, execution and delivery of the Indenture by the Trustee, at the Closing Time, the Indenture will constitute a valid and legally binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Enforceability Exceptions”).

(iv) The Indenture conforms in all material respects to the description thereof in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(v) The Paying Agency Agreement has been duly authorized by the Company and the Guarantor.

(vi) At the Closing Time, the Paying Agency Agreement will have been duly executed and delivered by the Company and the Guarantor.

(vii) Assuming due authorization, execution and delivery of the Paying Agency Agreement by the Trustee, the Security Registrar and the Paying Agent, at the Closing Time, the Paying Agency Agreement will constitute a valid and legally binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, subject to the Enforceability Exceptions.

(viii) The Paying Agency Agreement conforms in all material respects to the description thereof in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(j) Offered Securities.

(i) The Notes have each been duly authorized by the Company, and the Guarantees have each been duly authorized by the Guarantor.

(ii) Each of (A) the Notes, when executed by the Company and the Guarantor, and (B) the Guarantees, when issued by the Guarantor, when authenticated by the Trustee in accordance with the terms of the Indenture (to the extent applicable) and delivered by the Company or the Guarantor, as applicable, to the Underwriters against payment of the requisite consideration therefor specified in this Agreement, will constitute valid and legally binding obligations of the Company and the Guarantor, as applicable, enforceable against the Company and the Guarantor, as applicable, in accordance with their respective terms, subject to the Enforceability Exceptions.

(iii) At the Closing Time, the Offered Securities will conform in all material respects to the description thereof in the Registration Statement, the General Disclosure Package, the Final Prospectus and the Indenture.

(k) Capital Stock Duly Authorized and Validly Issued. Except as otherwise described in the Registration Statement, the General Disclosure Package and the Final Prospectus:

(i) all of the issued and outstanding capital stock of each of the Company and the Guarantor has been duly authorized and validly issued and is fully paid and nonassessable;

(ii) all of the issued and outstanding capital stock or other equity interests of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and, except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, is owned by the Guarantor, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien or encumbrance (collectively, “Liens”); and

(iii) none of the issued and outstanding capital stock or other equity interests of the Company, the Guarantor or any of the Significant Subsidiaries was issued in violation of any preemptive or similar rights arising by operation of law, under the charter, bylaws or other organizational documents of the Company, the Guarantor or any of the Significant Subsidiaries or under any agreement to which the Company, the Guarantor or any of the Significant Subsidiaries is a party.

(l) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any government, governmental authority, agency or instrumentality or court (collectively “Governmental Entities”) is necessary or required for the execution, delivery or performance by the Company or the Guarantor of their respective obligations under this Agreement, the Indenture, the Paying Agency Agreement or the Offered Securities, or the consummation by the Company or the Guarantor of the transactions contemplated by this Agreement or the Indenture, except as may be required under the securities laws of the various states in which the Offered Securities will be offered and sold or as may be required by the federal and state securities laws, other than those that have been made or obtained or otherwise described in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(m) Title to Property.

(i) Each of the Guarantor and its subsidiaries has good and marketable title to all of their respective real properties and good title to their respective personal properties, in each case free and clear of all Liens except (A) as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus or (B) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii) All of the leases and subleases material to the business of the Guarantor and its subsidiaries, taken as a whole, and under which the Guarantor or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package and the Final Prospectus, are in full force and effect, except for such failures to be in full force and effect that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n) Absence of Defaults and Conflicts.

(i) None of the Company, the Guarantor or any of the Significant Subsidiaries is in violation of its charter, bylaws, or other organizational documents, as the case may be.

(ii) None of the Company, the Guarantor or any of the Significant Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it is bound or to which its properties or assets is subject (collectively, “Agreements and Instruments”), except for such defaults under Agreements and Instruments that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(iii) The execution, delivery and performance of this Agreement, the Indenture and the Paying Agency Agreement by the Company and the Guarantor, and the issuance, execution, sale and delivery of the Notes by the Company and the Guarantees by the Guarantor, the consummation by the Company and the Guarantor of the transactions contemplated by this Agreement, the Indenture and the Paying Agency Agreement, and compliance by the Company and the Guarantor with the terms of this Agreement, the Indenture, the Paying Agency Agreement and the Offered Securities, do not and will not, whether with or without the giving of notice or passage of time or both, violate, conflict with or constitute a breach of, or default or Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any Lien upon any properties or assets of the Company, the Guarantor or Significant Subsidiaries pursuant to, any Agreements and Instruments, except for such violations, conflicts, breaches, defaults, Debt Repayment Triggering Events or Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, nor will the same result in any violation of the provisions of the charter, bylaws or other organizational documents of the Company, the Guarantor or any Significant Subsidiary or any violation by the Guarantor or its subsidiaries of any applicable laws, statutes, rules, regulations, judgments, orders, writs or decrees of any Governmental Entity, except for violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; it being understood that, as used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Guarantor or any of its subsidiaries.

(o) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

(p) Possession of Licenses and Permits; Compliance with Government Regulations.

(i) The Guarantor and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now conducted by them, except where the failure to possess any such Governmental License would not reasonably be expected to have a Material Adverse Effect; the Guarantor and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii) All Governmental Licenses are valid and in full force and effect, except where the invalidity of Governmental Licenses or the failure of Governmental Licenses to be in full force and effect would not reasonably be expected to have a Material Adverse Effect.

(iii) The Guarantor and its subsidiaries are in compliance with all governmental regulations applicable to their respective operations, except where any failure to be in such compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) Possession of Intellectual Property.

(i) The Guarantor and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, domain names, universal resource locators, or other intellectual property (collectively, “Intellectual Property”) presently employed by it in connection with the business now operated by it or reasonably necessary in order to conduct such business, except where the failure to own, possess or acquire any such Intellectual Property would not reasonably be expected to have a Material Adverse Effect.

(ii) Neither the Guarantor nor any of its subsidiaries has received any notice or is otherwise aware of, or is engaged in any proceedings relating to, any infringement by any of them of, or conflict with, asserted rights of others with respect to any Intellectual Property, or of any facts or circumstances which would render any Intellectual Property owned, possessed or used by the Guarantor or any of its subsidiaries invalid or inadequate to protect the interest of the Guarantor or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r) Environmental Laws. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, neither the Guarantor nor any of its subsidiaries (i) is in violation of any statute, rule, regulation, decision or order of any Governmental Entity, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”),

(ii) owns or operates any real property contaminated with any substance that is subject to any environmental laws, (iii) is liable for any off-site disposal or contamination pursuant to any environmental laws, or (iv) is subject to any claim relating to any environmental laws, in each case, which violation, contamination, liability or claim would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Guarantor is not aware of any pending investigation which might lead to such a claim.

(s) Accurate Disclosure. The statements included in or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus under the headings “Description of the Notes” and “Description of the Debt Securities and Guarantees of Debt Securities,” insofar as such statements summarize legal matters or agreements discussed therein, are accurate and fair summaries of such legal matters and agreements.

(t) Absence of Manipulation. Neither the Guarantor nor any of its subsidiaries has taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Offered Securities.

(u) Statistical and Market-Related Data. Any third party statistical and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Final Prospectus are based on or derived from sources that each of the Company and the Guarantor believes to be reliable and accurate.

(v) Internal Controls and Compliance with the Sarbanes-Oxley Act.

(i) Except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Guarantor, its subsidiaries and the Guarantor’s Board of Directors (the “Board”) are in compliance in all material respects with Sarbanes-Oxley and all applicable Exchange Rules.

(ii) The Guarantor maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(iii) The Internal Controls are overseen by the audit committee (the “Audit Committee”) of the Board in accordance with Exchange Rules.

(iv) The Guarantor has not publicly disclosed or reported to the Audit Committee or the Board, and the Guarantor does not reasonably expect to publicly disclose or report to the Audit Committee or the Board within the next 90 days, a significant deficiency, material weakness or fraud involving management or other employees who have a significant role in Internal Controls, any material violation of, or material failure to comply with, the Securities Laws, or any matter which, if determined adversely, would reasonably be expected to have a Material Adverse Effect.

(w) Litigation. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity, now pending, or, to the knowledge of the Company and the Guarantor, threatened, against or affecting the Guarantor or any of its subsidiaries, which (i) is required to be disclosed under the Act, (ii) would reasonably be expected to be determined adversely to the Guarantor or such subsidiary and, if so adversely determined, would reasonably be expected to have a Material Adverse Effect or (iii) could materially and adversely affect the consummation of the transactions contemplated by this Agreement, the Indenture, the Paying Agency Agreement or the Offered Securities or the performance by the Company or the Guarantor of their respective obligations hereunder or thereunder.

(x) Financial Statements.

(i) The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Guarantor and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, such financial statements have been prepared in conformity with U.S. Generally Accepted Accounting Principles applied on a consistent basis, and the financial statement schedules included in the Registration Statement present fairly, in all material respects, the information contained therein.

(ii) Except as included or incorporated by reference therein, no historical or pro forma financial statements are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus under the Act and the Rules and Regulations.

(iii) The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(y) No Material Adverse Change in Business. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, since the end of the period covered by the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus, there has been no change, nor any development or event involving a prospective change, in the financial condition, results of operations, business or properties of the Guarantor and its subsidiaries, taken as a whole, that is material and adverse.

(z) Investment Company Act. Each of the Company and the Guarantor is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, will not be required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(aa) Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act has indicated to the Company or the Guarantor that it is considering any of the actions described in Section 7(c)(ii) hereof.

(bb) Capitalization. The shareholder’s equity and long-term indebtedness of the Guarantor as of March 31, 2025 was as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus in the column entitled “Actual” under the caption “Capitalization”; and there has not been any subsequent (i) issuance of capital stock of the Company or the Guarantor, except for subsequent issuances, if any, pursuant to any outstanding securities, benefit or compensation plans disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus or (ii) material increase in the outstanding principal amount of long-term indebtedness, except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus or under instruments outstanding at March 31, 2025.

(cc) Foreign Corrupt Practices Act.

(i) Neither the Guarantor nor any of its subsidiaries, nor, to the knowledge of the Guarantor, any director, officer, employee, agent, affiliate or other person acting on behalf of the Guarantor or any of its subsidiaries has taken any action (in each case, while acting on behalf of the Guarantor or any of its subsidiaries), directly or indirectly, that would result in a violation by such persons of either (A) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (B) the U.K. Bribery Act 2010 (the “Bribery Act”).

(ii) The Guarantor, its subsidiaries and, to the knowledge of the Guarantor, its other affiliates have conducted their businesses in compliance with the FCPA and the Bribery Act and have instituted, maintain and enforce policies and procedures designed to ensure continued compliance with all applicable anti-bribery and anti-corruption laws.

(dd) Anti-Money Laundering Laws.

(i) The operations of the Guarantor and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable anti-money laundering statutes of all jurisdictions where the Guarantor or any of its subsidiaries conducts business and the rules and regulations thereunder (collectively, the “Anti-Money Laundering Laws”).

(ii) No action, suit or proceeding by or before any Governmental Entity involving the Guarantor or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or the Guarantor, threatened.

(ee) Sanctions; OFAC.

(i) Neither the Guarantor nor any of its subsidiaries, nor, to the knowledge of the Guarantor, any director, officer, employee, agent, affiliate or representative of the Guarantor or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by (A) the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), (B) the United Nations Security Council, (C) the European Union, (D) HM Treasury, or (E) other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or the Guarantor located, organized or resident in a country or territory that is the subject of Sanctions.

(ii) Each of the Company and the Guarantor will not directly or indirectly use the proceeds of the sale of the Offered Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund or facilitate any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by the Guarantor or its subsidiaries of Sanctions.

(iii) The representations in this Section 2(ee) shall not apply to, nor are they sought by or given to, any person if and to the extent that the making of, or compliance with, or receipt or acceptance of, such representations would breach any provision of (A) Council Regulation (EC) No. 2271/96, as amended from time to time (the “EU Blocking Regulation”), or any law or regulation implementing the EU Blocking Regulation in any member state of the European Union; (B) Council Regulation (EC) 2271/96 as it forms part of domestic law of the United Kingdom by virtue of the European Union Withdrawal Act 2018 (the “EUWA”) and as amended from time to time (the “U.K. Blocking Regulation”) or any law or regulation implementing the U.K. Blocking Regulation in the United Kingdom; or (C) Section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung), as amended from time to time (the “German Blocking Regulation”) or any law or regulation implementing the German Blocking Regulation in Germany or, in each case, any other applicable anti-boycott or similar laws or regulations.

(ff) Cybersecurity.

(i) Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(A) to the Guarantor’s knowledge, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of the Guarantor’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Guarantor and its subsidiaries, and any such data processed or stored by third parties on behalf of the Guarantor and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”);

(B) the Guarantor and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and

(C) the Guarantor and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards.

(ii) Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Guarantor and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(gg) Taxation. None of the holders of the Offered Securities or the Underwriters will be deemed resident, domiciled, carrying on business or subject to taxation in the Republic of Ireland on an overall income basis solely by the execution, delivery, performance or enforcement of this Agreement, the Indenture or the Paying Agency Agreement or the issuance or sale of the Offered Securities or by virtue of the ownership or transfer of Offered Securities or the receipt of payments on any of the Offered Securities or under this Agreement.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to each of the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.575% of the principal amount of the 2028 Notes, 98.796% of the principal amount of the 2032 Notes and 98.406% of the principal amount of the 2036 Notes, the aggregate principal amount of the Offered Securities set forth opposite the name of such Underwriter in Schedule A hereto.

Payment for the Offered Securities shall be made by wire transfer in immediately available funds to the bank account(s) specified by the Company to the Settlement Lead Manager (as defined herein) against delivery in book entry form through a common depositary (the “Common Depositary”) for Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), for the account of the Underwriters, of one or more global notes representing the Offered Securities with any transfer taxes payable in connection with the sale of the Offered Securities duly paid by the Company or the Guarantor, at 9:00 A.M., London time, on May 7, 2025, or at such other time not later than seven full business days thereafter as the Lead Managers and the Company determine, such time being herein referred to as the “Closing Time” and such date being herein referred to as the “Closing Date.” For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. Forms of the Offered Securities so to be delivered or evidence of their issuance will be made available for checking at least 24 hours prior to the Closing Time.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5. Certain Agreements of the Company and the Guarantor. As of the date hereof, each of the Company and the Guarantor agrees with the several Underwriters that:

(a) Filing of Prospectuses. The Company and the Guarantor have filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b) not later than the time period prescribed by such Rule.

(b) Filing of Amendments; Response to Commission Requests. For so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, the Company or the Guarantor will promptly advise the Lead Managers of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will offer the Lead Managers a reasonable opportunity to comment on any such amendment or supplement; and the Company or the Guarantor will also advise the Lead Managers promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company or the Guarantor of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company or the Guarantor will use their reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Registration Statement, as then amended, would contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the General Disclosure Package or the Final Prospectus, as the case may be, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or amend or supplement the General Disclosure Package or the Final Prospectus to comply with the Act, the Company or the Guarantor will promptly notify the Lead Managers of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Lead Managers, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Underwriters’ consent to, nor the Lead Managers’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d) Rule 158. As soon as practicable, but not later than 16 months after the date of this Agreement, the Guarantor will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.

(e) Furnishing of Prospectuses. The Company or the Guarantor will furnish to the Underwriters copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Lead Managers reasonably request and the Company and the Guarantor hereby consent to the use of such copies for purposes permitted by the Act. The Company or the Guarantor will pay the expenses of printing and distributing to the Underwriters all such documents. Each Statutory Prospectus and the Final Prospectus and any amendment or supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR (as defined below), except to the extent permitted by Regulation S-T.

(f) Blue Sky Qualifications. Each of the Company and the Guarantor will use reasonable best efforts to arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Lead Managers designate and will continue such qualifications in effect so long as required for the distribution of the Offered Securities by the Underwriters; provided that neither Company nor the Guarantor will not be required to qualify as a foreign corporation or to file a general consent to service of process or subject itself to taxation in any such jurisdiction.

(g) Reporting Requirements. For so long as the Offered Securities remain outstanding, the Guarantor will furnish to the Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Guarantor will furnish to the Underwriters (i) as soon as available, a copy of each report and any definitive proxy statement of the Guarantor filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company or the Guarantor as the Lead Managers may reasonably request. However, so long as the Company or the Guarantor is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

(h) Payment of Expenses. The Company or the Guarantor will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to any filing fees and other expenses (including reasonable fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Lead Managers designate and the preparation and printing (if any) of memoranda relating thereto, any charges of Clearstream and Euroclear in connection with the preparation, issuance and delivery of the Offered Securities, all fees and expenses in connection with listing of the Offered Securities on the New York Stock Exchange (the “NYSE”), any fees charged by investment rating agencies for the rating of the Offered Securities, costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s or the Guarantor’s officers and employees and any other expenses of the Company or the Guarantor, including the chartering of airplanes, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors. It is understood, however, that, except as provided in this Section 5(h) or Section 8 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of counsel to the Underwriters and any advertising expenses incurred in connection with the offering of the Offered Securities. Each Underwriter agrees to pay the portion of such expenses represented by such

Underwriter’s pro rata share (based on the proportion that the principal amount of Offered Securities set forth opposite each Underwriter’s name in Schedule A bears to the aggregate principal amount of Offered Securities set forth opposite the names of all Underwriters) of the Offered Securities (with respect to each Underwriter, the “Pro Rata Expenses”). Notwithstanding anything contained in the International Capital Market Association Primary Market Handbook, each Underwriter hereby agrees that the Settlement Lead Manager (as defined below) may allocate the Pro Rata Expenses to the account of such Underwriter for settlement of accounts (including payment of such Underwriter’s fees by the Settlement Lead Manager) as soon as practicable but in any case, no later than 90 days following the Closing Date.

(i) Use of Proceeds. Each of the Company and the Guarantor will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the Registration Statement, the General Disclosure Package and the Final Prospectus and, except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, neither the Company nor the Guarantor intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(j) Absence of Manipulation. Neither the Guarantor nor any of its subsidiaries will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company or the Guarantor to facilitate the sale or resale of the Offered Securities.

(k) Restriction on Sale of Securities. Neither the Company nor the Guarantor will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to any debt securities issued by the Company or the Guarantor and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Lead Managers for a period beginning on the date hereof and ending one day after the Closing Date.

(l) Renewal Deadline. If immediately prior to the Renewal Deadline (as hereinafter defined), any of the Offered Securities remain unsold by the Underwriters, the Company and the Guarantor will, if they have not already done so, file, prior to the Renewal Deadline and in a form satisfactory to the Lead Managers, (A) if they are eligible to do so, a new automatic shelf registration statement relating to the Offered Securities, and (B) if they are no longer eligible to file an automatic shelf registration statement, a new shelf registration statement relating to the Offered Securities, and will use their reasonable best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company and the Guarantor will use their reasonable best efforts to take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be. “Renewal Deadline” means the third anniversary of the initial effective time of the Registration Statement.

(m) Eligibility of Automatic Shelf Registration Statement Form. If at any time when Offered Securities remain unsold by the Underwriters the Company or the Guarantor receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company or the Guarantor will (A) promptly notify the Lead Managers, (B) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Securities, in a form satisfactory to the Lead Managers, (C) use their reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (D) promptly notify the Lead Managers of such effectiveness. The Company and the Guarantor will use their reasonable best efforts to take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company or the Guarantor has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(n) Issuer Free Writing Prospectuses. If at any time following issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company or the Guarantor will promptly notify the Lead Managers and (ii) the Company and the Guarantor will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(o) The Company and the Guarantor will cooperate with the Underwriters and use their reasonable best efforts to permit the Offered Securities to be eligible for clearance and settlement through Clearstream and Euroclear.

(p) The Company and the Guarantor will use their reasonable best efforts to cause the Offered Securities to be listed on the NYSE as promptly as practicable after the issuance of the Offered Securities.

6. Free Writing Prospectuses.

(a) Issuer Free Writing Prospectuses. Each of the Company and the Guarantor jointly and severally represents and agrees that, unless it obtains the prior consent of the Lead Managers, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company, the Guarantor and the Lead Managers, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company, the Guarantor and the Lead Managers is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and the Guarantor represents that it has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(b) Term Sheets. The Company and the Guarantor will prepare a final term sheet relating to the Offered Securities, containing only information that describes the final terms of the Offered Securities and otherwise in a form consented to by the Lead Managers, and the Company and the Guarantor will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for all classes of the offering of the Offered Securities. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement. The Company and the Guarantor also consent to the use by any Underwriter of a free writing prospectus that contains only (i)(x) information describing the preliminary terms of the Offered Securities or their offering or (y) information that describes the final terms of the Offered Securities or their offering and that is included in the final term sheet of the Company and Guarantor contemplated in the first sentence of this subsection or (ii) other information that is not “issuer information,” as defined in Rule 433, it being understood that any such free writing prospectus referred to in clause (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Guarantor herein (as though made on such Closing Date), to the accuracy of the statements of the Company’s and the Guarantor’s officers made pursuant to the provisions hereof, to the performance by the Company and the Guarantor of their respective obligations hereunder and to the following additional conditions precedent:

(a) Accountant’s Comfort Letter. The Underwriters shall have received, at the request of the Company and the Guarantor, letters, in a form reasonably acceptable to the Lead Managers, dated the date hereof and the Closing Date, of Deloitte & Touche LLP, confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Guarantor and its consolidated subsidiaries contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus; provided that the letters delivered on the date hereof and the Closing Date, respectively, shall use a “cut-off” date no more than three business days prior to the date hereof and the Closing Date, respectively.

(b) Filing of Prospectus.

(i) The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof.

(ii) No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, the Guarantor or any Underwriter, shall be contemplated by the Commission.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred:

(i) any change, or any development or event involving a prospective change, in the financial condition, results of operations, business or properties of the Guarantor and its subsidiaries, taken as a whole, which, in the reasonable judgment of the Lead Managers, is material and adverse and makes it impractical or inadvisable to market, or to enforce contracts for the sale of, the Offered Securities;

(ii) any downgrading in the rating of any debt securities of the Company or the Guarantor by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company or the Guarantor (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating);

(iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the reasonable judgment of the Lead Managers, is material and adverse and makes it impractical or inadvisable to market, or to enforce contracts for the sale of, the Offered Securities, whether in the primary market or in respect of dealings in the secondary market;

(iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange;

(v) any suspension of trading of any securities of the Company or the Guarantor on any exchange or in the over-the-counter market;

(vi) any banking moratorium declared by any U.S. federal or New York authorities;

(vii) any major disruption of settlements of securities, payment, or clearance services in the United States, in the Clearstream or Euroclear systems in Europe, or in any other country where such securities are listed; or

(viii) any attack on, or outbreak or escalation of hostilities or act of terrorism involving, the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the reasonable judgment of the Lead Managers, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is material and adverse, such as to make it impractical or inadvisable to market, or to enforce contracts for the sale of, the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d) Opinion and Negative Assurance Letter of Counsel for the Guarantor. The Underwriters shall have received an opinion and negative assurance letter, each dated as of the Closing Date, of Sullivan & Cromwell LLP, counsel for the Company and the Guarantor, substantially to the effect set forth in Exhibit A-1 and Exhibit A-2 hereto, respectively. Each of the Company and the Guarantor intends and agrees that Sullivan & Cromwell LLP is authorized to rely upon all of the representations made by the Guarantor in this Agreement in connection with rendering its opinions pursuant to this subsection. In rendering such opinion, Sullivan & Cromwell LLP may rely as to all matters governed by Wisconsin law upon the opinion of the general counsel or assistant general counsel to the Guarantor, and as to all matters governed by Irish law, upon the opinion of DLA Piper Ireland LLP.

(e) Opinion of Guarantor’s General Counsel. The Underwriters shall have received an opinion, dated as of the Closing Date, of the Guarantor’s general counsel or any assistant general counsel, substantially to the effect set forth in Exhibit B hereto.

(f) Opinion of Counsel for Company. The Underwriters shall have received an opinion, dated as of the Closing Date, of DLA Piper Ireland LLP, counsel for the Company, substantially to the effect set forth in Exhibit C. The Company intends and agrees that DLA Piper Ireland LLP is authorized to rely upon all of the representations made by the Company and the Guarantor in this Agreement in connection with rendering its opinions pursuant to this subsection.

(g) Opinion and Negative Assurance Letter of Counsel for Underwriters. The Underwriters shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, an opinion and negative assurance letter, dated as of the Closing Date, with respect to such matters as the Underwriters may require, and the Company and Guarantor shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Davis Polk & Wardwell LLP may rely as to all matters governed by Wisconsin law upon the opinion of the general counsel or assistant general counsel to the Guarantor, and as to all matters governed by Irish law, upon the opinion of DLA Piper Ireland LLP.

(h) Officers’ Certificate. The Underwriters shall have received a certificate or certificates, dated as of the Closing Date, of (x) a director of the Company and (y) an executive officer of the Guarantor and a principal financial or accounting officer of the Guarantor in which such officers shall state that: (i) the representations and warranties of the Company and the Guarantor in this Agreement are true and correct; (ii) the Company and the Guarantor have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge, are threatened by the Commission; and (iv) subsequent to the respective dates of the most recent financial statements in the Registration Statement, the General Disclosure Package and the Final Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, results of operations, business or properties of the Guarantor and its subsidiaries, taken as a whole, except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus; provided that subclause (iv) above shall only be included in the Officers’ Certificate of the Guarantor.

(i) Indenture. The Indenture shall have been duly executed and delivered, and the Underwriters shall have received copies, conformed and executed thereof.

(j) Settlement. On or prior to the Closing Date, the Offered Securities shall be eligible for clearance and settlement through Clearstream and Euroclear.

(k) Listing. On or prior to the Closing Date, an application for the listing of the Offered Securities shall have been submitted to the NYSE.

The Company or the Guarantor will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Lead Managers reasonably request. The Lead Managers may waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of the Closing Date or otherwise.

8. Indemnification and Contribution.

(a) Indemnification of Underwriters. The Company and the Guarantor jointly and severally will indemnify and hold harmless each Underwriter, its affiliates and each of their respective partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement, any Statutory Prospectus, the Final Prospectus, each as amended or supplemented, or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein (in the case of any Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made) not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that neither the Company nor the Guarantor will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents based upon written information furnished to the Company or the Guarantor by or on behalf of any Underwriter through the Lead Managers specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of Company and Guarantor. Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company and the Guarantor, and each of their directors, officers or employees and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the

Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement, any Statutory Prospectus, the Final Prospectus, each as amended or supplemented, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein (in the case of any Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was based upon written information furnished to the Company or the Guarantor by or on behalf of such Underwriter through the Lead Managers specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: (i) the legal and marketing names of the Underwriters on the front and back cover pages of the Final Prospectus and in the table showing the principal amounts of Offered Securities purchased by the Underwriters under the caption “Underwriting,” (ii) the information contained in the second paragraph following the table showing the principal amounts of Offered Securities purchased by the Underwriters under the caption “Underwriting (Conflicts of Interest),” (iii) the information regarding stabilization, over-allotment and syndicate covering transactions contained in the fifth, sixth and seventh paragraphs following the table showing the underwriting discounts and commissions under the caption “Underwriting (Conflicts of Interest),” and (iv) the first sentence of the first paragraph under the caption “Underwriting (Conflicts of Interest),—Other Relationships.”

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution. If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantor or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9. Default of Underwriters. If any Underwriter or Underwriters shall default in the obligation to purchase Offered Securities hereunder and the aggregate principal amount of the Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Offered Securities that the Underwriters are obligated to purchase on the Closing Date, the Underwriters may make arrangements satisfactory to the Company and the Guarantor for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters shall so default and the aggregate principal amount of the Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Offered Securities that the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to the Underwriters and the Company and the Guarantor for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Guarantor, except as provided in Section 10. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or the Guarantor or their officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or the Company or the Guarantor or any of their representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company and the Guarantor will reimburse the Underwriters for all documented out-of-pocket expenses

(including reasonable and documented fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Guarantor and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11. Notices. All communications hereunder will be in writing and:

(a)	if sent to the Underwriters, will be mailed, delivered or transmitted via facsimile or email and confirmed to the Underwriters at their respective addresses as set forth in Schedule C hereto; and

(b)	if sent to the Company or the Guarantor, will be mailed, delivered or transmitted via email and confirmed to it at 600 N. Vel R. Phillips Avenue, Milwaukee, Wisconsin 53203.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13. [Reserved.]

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. Each of the Company and Guarantor acknowledges and agrees that:

(a) No Other Relationship. The Underwriters have been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Guarantor on the one hand and the Underwriters on the other hand has been created in respect of any of the transactions contemplated by this Agreement, the Registration Statement, the General Disclosure Package and the Final Prospectus, irrespective of whether the Underwriters have advised or are advising the Company or the Guarantor on other matters;

(b) Arm’s Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company and the Guarantor following discussions and arm’s-length negotiations with the Underwriters, and the Company and the Guarantor are each capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement. The Company and Guarantor each confirm that they are acting as principal for their own account and not on behalf of any other person in relation to the issuance of the Notes or the Guarantees or the entry into this Agreement;

(c) Absence of Obligation to Disclose. The Company and the Guarantor have been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Guarantor and that the Underwriters have no obligation to disclose such interests and transactions to the Company or the Guarantor by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company and the Guarantor waive, to the fullest extent permitted by law, any claims they may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Company or the Guarantor in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Guarantor, including stockholders, employees or creditors of the Company or the Guarantor.

16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Each of the parties hereto hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

Each of the Company, the Guarantor and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17. Electronic Signature. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, or any document to be signed in connection with this Agreement, shall be deemed to include electronic signatures (including .pdf file, .jpeg file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Sign, DocuSign, or any other similar platform), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

18. Contractual Recognition of EU Bail-in.

(a) Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Underwriters and the Company and the Guarantor, each of the Company and Guarantor acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority and acknowledges, accepts, and agrees to be bound by:

(i) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Underwriters to the Company or the Guarantor under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(A) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(B) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Underwriters or another person (and the issue to or conferral on the Company or the Guarantor of such shares, securities or obligations);

(C) the cancellation of the BRRD Liability;

(D) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(ii) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For the purposes of this Section 18,

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-in Powers” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, any Write-down and Conversion Powers as defined in relation to the EU Bail-in Legislation;

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers under the applicable Bail-in Legislation may be exercised;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499; and

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant Underwriter.

19. Contractual Recognition of U.K. Bail-in.

(a) Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Underwriters and the Company and the Guarantor, each of the Company and the Guarantor acknowledges and accepts that a U.K. Bail-in Liability arising under this Agreement may be subject to the exercise of U.K. Bail-in Powers by the relevant U.K. resolution authority, and acknowledges, accepts, and agrees to be bound by:

(i) the effect of the exercise of U.K. Bail-in Powers by the relevant U.K. resolution authority in relation to any U.K. Bail-in Liability of the Underwriters to the Company or the Guarantor under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(A) the reduction of all, or a portion, of the U.K. Bail-in Liability or outstanding amounts due thereon;

(B) the conversion of all, or a portion, of the U.K. Bail-in Liability into shares, other securities or other obligations of Underwriters or another person (and the issue to or conferral on the Company or the Guarantor of such shares, securities or obligations);

(C) the cancellation of the U.K. Bail-in Liability;

(D) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(ii) the variation of the terms of this Agreement, as deemed necessary by the relevant U.K. resolution authority, to give effect to the exercise of U.K. Bail-in Powers by the relevant U.K. resolution authority.

For purposes of this Section 19,

“U.K. Bail-in Legislation” means Part I of the U.K. Banking Act 2009 and any other law or regulation applicable in the U.K. relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“U.K. Bail-in Liability” means a liability in respect of which the U.K. Bail-in Powers may be exercised.

“U.K. Bail-in Powers” means the powers under the U.K. Bail-in Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person such liability, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of such liability.

20. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime.

(c) As used in this Section 20:

(i) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii) “Covered Entity” means any of the following:

(A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

21. Agreement Among Underwriters. The Underwriters agree as between themselves that they will be bound by and will comply with the International Capital Markets Association Agreement Among Managers Version 1/New York Law Schedule (the “Agreement Among Managers”) as amended in the following manner. For purposes of this Agreement and the Agreement Among Managers, “Managers” means the Underwriters, “Lead Managers” means J.P. Morgan Securities plc, Citigroup Global Markets Limited, MUFG Securities (Europe) N.V. and Wells Fargo Securities International Limited, “Settlement Lead Manager” and “Stabilization Manager” mean Wells Fargo Securities International Limited and the “Subscription Agreement” means this Agreement. Clause 3 of the Agreement Among Managers shall be deleted in its entirety and replaced with Section 10 of this Agreement. In the event of any conflict between the provisions of the Agreement Among Managers and this Agreement, the terms of this Agreement shall prevail. Any action by the Underwriters hereunder may be taken by the Lead Managers, and any such action taken by the Lead Managers shall be binding upon the Underwriters. The execution of this Agreement by each Underwriter constitutes agreement to, and acceptance of, this Section 21.

22. EU MiFID Product Governance. Solely for the purposes of the requirements of Article 9(8) of the MiFID Product Governance rules under EU Delegated Directive 2017/593 (the “EU Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules:

(a) MUFG Securities (Europe) N.V. (an “EU Manufacturer”) acknowledges that it understands the responsibilities conferred upon it under the EU Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Offered Securities and the related information set out in the Registration Statement, the General Disclosure Package and the Final Prospectus and the Free Writing Prospectus identified in Schedule B hereto, each in connection with the Offered Securities; and

(b) each of the Company, the Guarantor and the other Underwriters notes the application of the EU Product Governance Rules and acknowledges the target market and distribution channels identified as applying to the Offered Securities by the EU Manufacturer and the related information set out in the Registration Statement, the General Disclosure Package and the Final Prospectus and the Free Writing Prospectus identified in Schedule B hereto, each in connection with the Offered Securities.

23. U.K. MiFIR Product Governance. Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “U.K. MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the U.K. MiFIR Product Governance Rules:

(a) J.P. Morgan Securities plc, Citigroup Global Markets Limited and Wells Fargo Securities International Limited (each a “U.K. Manufacturer” and together the “U.K. Manufacturers”) acknowledges that it understands the responsibilities conferred upon it under the U.K. MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Offered Securities and the related information set out in the Registration Statement, the General Disclosure Package and the Final Prospectus and the Free Writing Prospectus identified in Schedule B hereto, each in connection with the Offered Securities; and

(b) each of the Company, the Guarantor and the other Underwriters notes the application of the U.K. MiFIR Product Governance Rules and acknowledges that the target market and distribution channels identified as applying to the Offered Securities by the U.K. Manufacturers and the related information set out in the Registration Statement, the General Disclosure Package and the Final Prospectus and the Free Writing Prospectus identified in Schedule B hereto, each in connection with the Offered Securities.

24. Judgment Currency. The Company and the Guarantor agree to indemnify each Underwriter against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (a) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (b) the rate of exchange at which such Underwriter is able to purchase United States dollars with the amount of the Judgment Currency actually received by the Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

25. Stabilization. The Company and the Guarantor confirm the appointment of the Stabilization Manager as the central point responsible for adequate public disclosure of information and handling any request from a competent authority, in accordance with Article 6(5) of Commission Delegated Regulation (EU) 2016/1052 of 8 March 2016 with regard to regulatory technical standards for the conditions applicable to buy-back programmes and stabilization measures, including such Regulation as it forms part of United Kingdom domestic law by virtue of the EUWA. Nothing contained in this paragraph shall be construed so as to require the Company or the Guarantor to issue in excess of the aggregate principal amount of the Offered Securities specified in Schedule A hereto.

26. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantor, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

27. Commissionaire Account. The Settlement Lead Manager acknowledges that the Offered Securities will initially be credited to an account (the “Commissionaire Account”) for the benefit of the Settlement Lead Manager the terms of which include a third-party beneficiary clause (‘stipulation pour autrui’) with the Company and the Guarantor as the third-party beneficiaries and provide that such Offered Securities are to be delivered to others only against payment of the purchase price for the Offered Securities set forth in this Agreement into the Commissionaire Account on a delivery against payment basis. The Settlement Lead Manager acknowledges that (i) the Offered Securities shall be held to the order of the Company as set out above and (ii) the purchase price for the Offered Securities set forth in this Agreement for the Offered Securities received in the Commissionaire Account will be held on behalf of the Company until such time as they are transferred to the Company’s order. The Settlement Lead Manager undertakes that the purchase price for the Offered Securities set forth in this Agreement will be transferred pursuant to the Company’s order promptly following receipt of such monies in the Commissionaire Account. The Company and the Guarantor acknowledge and accept the benefit of the third-party beneficiary clause (‘stipulation pour autrui’) pursuant to the Belgian or Luxembourg Civil Code, as applicable, in respect of the Commissionaire Account.

[Signature pages as follows]

If the foregoing is in accordance with the Underwriters’ understanding of our agreement, kindly sign and return to the Company and the Guarantor your counterpart hereof, whereupon it will become a binding agreement by and amongst the Company, the Guarantor and the several Underwriters in accordance with its terms.

Very truly yours,

FISERV FUNDING UNLIMITED COMPANY, as ISSUER

By:	/s/ Rajan Verma
Name: Rajan Verma
Title: Director

FISERV, INC., as GUARANTOR

By:	/s/ Robert W. Hau
Name: Robert W. Hau
Title: Chief Financial Officer

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

J.P. Morgan Securities plc

By:	/s/ Robert Chambers
Name: Robert Chambers
Title: Executive Director

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Limited

By:	/s/ Abraham Omotoso
Name: Abraham Omotoso
Title: Delegated Signatory

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

MUFG Securities (Europe) N.V.

By:	/s/ Sophie Horreard
Name: Sophie Horreard
Title: Authorized Signatory

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Wells Fargo Securities International Limited

By:	/s/ Damon Mahon
Name: Damon Mahon
Title: Managing Director

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Underwriter name: BofA Securities Europe SA

By:	/s/ Pierre Brette
Name:	Pierre Brette
Title:	Managing Director

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Underwriter name: PNC Capital Markets LLC

By:	/s/ Rachel Chalich
Name:	Rachel Chalich
Title:	Managing Director

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Underwriter name: The Toronto-Dominion Bank

By:	/s/ Asad Husein
Name: Asad Husein
Title: Managing Director

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Underwriter name: Truist Securities, Inc.

By:	/s/ Robert Nordlinger
Name:	Robert Nordlinger
Title:	Managing Director

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Underwriter name: U.S. Bancorp Investments, Inc.

By:	/s/ Emily Hartley
Name:	Emily Hartley
Title:	Director

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Underwriter name: Deutsche Bank Aktiengesellschaft

By:	/s/ Kevin Prior
Name:	Kevin Prior
Title:	Managing Director

By:	/s/ Shamit Saha
Name:	Shamit Saha
Title:	Director

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Underwriter name: Banco Santander, S.A.

By:	/s/ Matthias d’Haene
Name:	Matthias d’Haene
Title:	DCM Executive Director

By:	/s/ Alexis Rohr
Name:	Alexis Rohr
Title:	DCM Associate

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Underwriter name: Bank of Montreal Europe plc

By:	/s/ Jane Anne Negi
Name:	Jane Anne Negi
Title:	Chief Executive Officer

By:	/s/ Noel Reynolds
Name:	Noel Reynolds
Title:	Chief Financial Officer

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Underwriter name: Capital One Securities, Inc.

By:	/s/ Sam Baruch
Name:	Sam Baruch
Title:	Duly Authorized Signatory

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Underwriter name: Mizuho International plc.

By:	/s/ Manabu Shibuya
Name:	Manabu Shibuya
Title:	Authorized Signatory

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Underwriter name: NatWest Markets Plc

By:	/s/ S. Kazi
Name:	S. Kazi
Title:	Authorized Signatory

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Underwriter name: Scotiabank (Ireland) Designated Activity Company

By:	/s/ Pauline Donohoe
Name:	Pauline Donohoe
Title:	MD, Head CM, SIDAC

By:	/s/ Nicola Vavasour
Name:	Nicola Vavasour
Title:	Chief Executive Officer

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Underwriter name: Fifth Third Securities, Inc.

By:	/s/ Ryan Newth
Name:	Ryan Newth
Title:	Managing Director

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Underwriter name: Huntington Securities, Inc.

By:	/s/ Nicholas Muzychak
Name:	Nicholas Muzychak
Title:	Managing Director

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Underwriter name: KeyBanc Capital Markets Inc.

By:	/s/ David Blue
Name:	David Blue
Title:	Managing Director

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Underwriter name: Comerica Securities, Inc.

By:	/s/ Alex Sin
Name:	Alex Sin
Title:	Managing Director

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Underwriter name: Siebert Williams Shank & Co., LLC

By:	/s/ Arion Williams
Name:	Arion Williams
Title:	Managing Director

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Underwriter name: UniCredit Bank GmbH

By:	/s/ David Quiles
Name:	David Quiles
Title:	DCM Origination

By:	/s/ Isaac Alonso
Name:	Isaac Alonso
Title:	Managing Director, DCM

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Underwriter name: WauBank Securities LLC

By:	/s/ David Diez
Name:	David Diez
Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriter	Principal Amount of 2028 Notes	Principal Amount of 2032 Notes	Principal Amount of 2036 Notes
J.P. Morgan Securities plc	€108,750,000	€112,375,000	€94,250,000
Citigroup Global Markets Limited	108,750,000	112,375,000	94,250,000
MUFG Securities (Europe) N.V.	86,250,000	89,125,000	74,750,000
Wells Fargo Securities International Limited	86,250,000	89,125,000	74,750,000
BofA Securities Europe SA	43,500,000	44,950,000	37,700,000
PNC Capital Markets LLC	43,500,000	44,950,000	37,700,000
The Toronto-Dominion Bank	43,500,000	44,950,000	37,700,000
Truist Securities, Inc.	43,500,000	44,950,000	37,700,000
U.S. Bancorp Investments, Inc.	43,500,000	44,950,000	37,700,000
Deutsche Bank Aktiengesellschaft	18,600,000	19,220,000	16,120,000
Banco Santander, S.A.	13,650,000	14,105,000	11,830,000
Bank of Montreal Europe plc	13,650,000	14,105,000	11,830,000
Capital One Securities, Inc.	13,650,000	14,105,000	11,830,000
Mizuho International plc	13,650,000	14,105,000	11,830,000
NatWest Markets Plc	13,650,000	14,105,000	11,830,000
Scotiabank (Ireland) Designated Activity Company	13,650,000	14,105,000	11,830,000
Fifth Third Securities, Inc.	10,500,000	10,850,000	9,100,000
Huntington Securities, Inc.	10,500,000	10,850,000	9,100,000
KeyBanc Capital Markets Inc.	10,500,000	10,850,000	9,100,000
Comerica Securities, Inc.	2,625,000	2,712,500	2,275,000
Siebert Williams Shank & Co., LLC	2,625,000	2,712,500	2,275,000
UniCredit Bank GmbH	2,625,000	2,712,500	2,275,000
WauBank Securities LLC	2,625,000	2,712,500	2,275,000

Total:	€750,000,000	€775,000,0000	€650,000,000

Schedule A-1

SCHEDULE B

1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” means the Final Term Sheet, dated as of April 29, 2025, for the Offered Securities, a copy of which is attached hereto as Annex I.

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

None.

Schedule B-1

SCHEDULE C

Underwriter Contact Information

1.	J.P. Morgan Securities plc, 25 Bank Street, Canary Wharf, London E14 5JP, Email: emea_syndicate@jpmorgan.com, Attention: Head of International Syndicate

2.	Citigroup Global Markets Limited, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, United Kingdom, Fax: +44 20 7986 1927, Attention: Syndicate Desk

3.

MUFG Securities (Europe) N.V., World Trade Center, Tower Two, 5th Floor, Strawinskylaan 1887, 1077 XX Amsterdam, The Netherlands, Email: legal-primarymarkets@int.sc.mufg.jp, Attention: Legal – Primary Markets

4.

Wells Fargo Securities International Limited, 33 King William Street, London EC4R 9AT, United Kingdom, Phone: +44 20 3942 8530, Email: damon.mahon@wellsfargo.com and bradley.j.cooper@wellsfargo.com, Attention: DCM & Syndicate

5.	BofA Securities Europe SA, 51 rue La Boétie, 75008 Paris, France, Attention: Syndicate Desk

6.

PNC Capital Markets LLC, The Tower at PNC Plaza, 300 Fifth Avenue, 10th Floor, Pittsburgh, Pennsylvania 15222, Facsimile: (412) 762-2760, Attention: Debt Capital Markets, Fixed Income Transaction Execution

7.	The Toronto-Dominion Bank, 60 Threadneedle Street, London EC2R 8AP, United Kingdom, Email: transactionadvisorygroup@tdsecurities.com, Tel: +44 20 7628 2262, Attention: Head of Syndicate & Origination

8.	Truist Securities, Inc., 3333 Peachtree Road, 11th Floor, Atlanta, Georgia 30326, Attention: Legal Department

9.	U.S. Bancorp Investments, Inc., 214 N. Tryon St., 26th Floor, Charlotte, North Carolina 28202, Facsimile: (704) 335-2393, Attention: Debt Capital Markets

10.	Deutsche Bank Aktiengesellschaft, Mainzer Landstr. 11-17, 60329 Frankfurt am Main, Germany

11.	Banco Santander, S.A., Ciudad Grupo Santander - Edif. Encinar s/n, 28660 Boadilla del Monte, Madrid, Spain

12.	Bank of Montreal Europe plc, 6th floor, 2 Harbourmaster Place, Dublin 1, Ireland

13.	Capital One Securities, Inc., 201 St. Charles Avenue, Suite 1830, New Orleans, Louisiana 70170

14.	Mizuho International plc, 30 Old Bailey, London EC4M 7AU, United Kingdom

15.	NatWest Markets Plc, 250 Bishopsgate, London, EC2M 4AA, United Kingdom, Tel: +44 20 7085 5862, E-mail: STEM@natwestmarkets.com, Attention: New Issues Syndicate Desk

16.	Scotiabank (Ireland) Designated Activity Company, 250 Vesey Street, New York, New York 10281

17.	Fifth Third Securities, Inc., 38 Fountain Square Plaza, Cincinnati, Ohio 45263

18.	Huntington Securities, Inc., 41 South High Street, HC0520, Columbus, Ohio 43287

19.	KeyBanc Capital Markets Inc., 127 Public Square, Cleveland, Ohio 44114

20.	Comerica Securities, Inc., MC 7476, 411 W. Lafayette, Detroit, Michigan 48226

21.	Siebert Williams Shank & Co., LLC, 100 Wall St., 18th Floor, New York, New York 10005

22.	UniCredit Bank GmbH, Arabellastrasse 12, D-81925 Munich, Germany

23.	WauBank Securities LLC, FNB Financial Center, 626 Washington Place, 13th Fl, Pittsburgh, Pennsylvania 1521

Schedule C-1

Annex I

Final Pricing Term Sheet

[As follows]

Annex I-1

Exhibit A-1

Form of Sullivan & Cromwell LLP’s Opinion

[As follows]

Exhibit A-1-1

Exhibit A-2

Form of Sullivan & Cromwell LLP’s Negative Assurance Letter

[As follows]

Exhibit A-2-1

Exhibit B

Form of Company Legal Opinion

[As follows]

Exhibit B-1

Exhibit C

Form of DLA Piper Ireland LLP Opinion

[As follows]

Exhibit C-1